As filed with the Securities and Exchange Commission on December 30, 2015

Registration No. 333-202397

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Nationstar Mortgage Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	6162	45-2156869
(State of Incorporation)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification No.)

8950 Cypress Waters Blvd.

Coppell, Texas 75019

(469) 549-2000

(Address, including zip code, and telephone number, including area code, of principal executive offices)

NATIONSTAR MORTGAGE LLC	NATIONSTAR CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
6162	6162
(Primary standard industrial classification code number)	(Primary standard industrial classification code number)
75-2921540	27-1996157
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

8950 Cypress Waters Blvd. Coppell, Texas 75019 (469) 549-2000	8950 Cypress Waters Blvd. Coppell, Texas 75019 (469) 549-2000
(Address, including zip code, and telephone number, including area code, of principal executive offices)	(Address, including zip code, and telephone number, including area code, of principal executive offices)

and the Guarantors identified in Table of Additional Registrant Guarantors below

Anthony W. Villani, Esq. Executive Vice President and General Counsel Nationstar Mortgage LLC 8950 Cypress Waters Blvd. Coppell, Texas, 75019 (469) 549-2000	Duane McLaughlin, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)	(Copies of all communications, including communications sent to agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)(3)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(4)
Debt securities (5)	—	—	—	—
Guarantees of debt securities (6)	—	—	—	—
Common stock, par value $0.01 per share (7)	—	—	—	—
Preferred stock, par value $0.01 per share (7)	—	—	—	—
Depositary shares (7)	—	—	—	—
Guarantees of preferred stock (8)	—	—	—	—
Warrants(7)	—	—	—	—
Total	$498,575,000	—	$498,575,000	$50,206.50

(1)	Pursuant to Rule 457(i) under the Securities Act of 1933, as amended, or the Securities Act, the securities registered hereunder include such indeterminate number of securities as may be issued upon conversion, exchange, exercise or anti-dilution provisions of any securities.
(2)	The amount to be registered, proposed maximum offering price per unit and proposed maximum aggregate offering price are not specified as to each class of securities to be registered, pursuant to General Instruction II.D of Form S-3 under the Securities Act.
(3)	The registrants are hereby registering an indeterminate amount of each identified class of securities up to a proposed maximum aggregate offering price of $498,575,000, in unspecified amounts at unspecified prices, which may be offered from time to time on terms and at prices to be determined at the time of one or more specific offerings. The registrants have estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price per unit will be determined by us in connection with the issuance of the securities.
(4)	In accordance with Rule 415(a)(6) under the Securities Act of 1933, as amended, the securities registered pursuant to this registration statement include unsold securities in the amount of $501,425,000 that previously were registered pursuant to Post-Effective Amendment No. 1 to the registration statement on Form S-3 (File No. 333-188872) filed on February 27, 2015. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, $58,265.59 of the registration fees previously paid with respect to such unsold securities will continue to be applied to such unsold securities. A filing fee of $50,206.50 has been paid in connection with the new securities being registered hereunder.
(5)	Issued by Nationstar Mortgage LLC and Nationstar Capital Corporation as co-issuers.
(6)	Nationstar Mortgage Holdings Inc. and the registrants listed on the Table of Additional Registrant Guarantors may fully and unconditionally guarantee debt securities issued by Nationstar Mortgage LLC and Nationstar Capital Corporation as set forth in the prospectus included in this registration statement and any applicable prospectus supplement. No separate consideration will be received for the guarantees.
(7)	Issued by Nationstar Mortgage Holdings Inc.
(8)	Nationstar Mortgage LLC, Nationstar Capital Corporation and some or all of the registrants listed on the Table of Additional Registrant Guarantors may fully and unconditionally guarantee preferred stock issued by Nationstar Mortgage Holdings Inc. as set forth in the prospectus included in this registration statement and any applicable prospectus supplement. No separate consideration will be received for the guarantees.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrant Guarantors

Name	Jurisdiction	I.R.S. Employer ID #	Address and Telephone #
Centex Land Vista Ridge Lewisville III General Partner, LLC	Delaware	29-1305193	8950 Cypress Waters Blvd. Coppell, Texas 75019 (469) 549-2000

Centex Land Vista Ridge Lewisville III, L.P.	Delaware	20-3437712	8950 Cypress Waters Blvd. Coppell, Texas 75019 (469) 549-2000

Harwood Service Company, LLC	Delaware	75-2925375	8950 Cypress Waters Blvd. Coppell, Texas 75019 (469) 549-2000

Harwood Insurance Services, LLC	California	75-2921540	8950 Cypress Waters Blvd. Coppell, Texas 75019 (469) 549-2000

Harwood Service Company of Georgia, LLC	Georgia	73-1643246	8950 Cypress Waters Blvd. Coppell, Texas 75019 (469) 549-2000

Harwood Service Company of New Jersey, LLC	New Jersey	74-3047401	8950 Cypress Waters Blvd. Coppell, Texas 75019 (469) 549-2000

HomeSelect Settlement Solutions, LLC	Delaware	20-1356314	8950 Cypress Waters Blvd. Coppell, Texas 75019 (469) 549-2000

Nationstar 2009 Equity Corporation	Delaware	27-1285662	8950 Cypress Waters Blvd. Coppell, Texas 75019 (469) 549-2000

Nationstar Equity Corporation	Nevada	75-2711305	8950 Cypress Waters Blvd. Coppell, Texas 75019 (469) 549-2000

Nationstar Sub1 LLC	Delaware	45-2307080	8950 Cypress Waters Blvd. Coppell, Texas 75019 (469) 549-2000

Nationstar Sub2 LLC	Delaware	45-2307126	8950 Cypress Waters Blvd. Coppell, Texas 75019 (469) 549-2000

Veripro Solutions Inc.	Delaware	27-3275696	750 Highway 121 Bypass Suite 100 Lewisville, Texas 75067 (888) 967-9700

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED DECEMBER 30, 2015

$

Nationstar Mortgage LLC	Nationstar Capital Corporation

Debt Securities

which may be fully and unconditionally guaranteed by Nationstar Mortgage Holdings Inc. and certain of its subsidiaries

Nationstar Mortgage Holdings Inc.

Common Stock

Depositary Shares

Warrants

Preferred Stock

which may be fully and unconditionally guaranteed by certain subsidiaries of Nationstar Mortgage Holdings Inc.

The following are types of securities that Nationstar Mortgage LLC and Nationstar Capital Corporation (together, the “Debt Co-Issuers”) may offer, issue and sell from time to time, together or separately:

•	debt securities, which may be fully and unconditionally guaranteed by Nationstar Mortgage Holdings Inc. and certain of its subsidiaries.

The following are types of securities that Nationstar Mortgage Holdings Inc. may offer, issue and sell from time to time, together or separately:

•	shares of its common stock;

•	shares of its preferred stock, which may be guaranteed by certain of its subsidiaries;

•	depositary shares; and

•	warrants to purchase equity securities.

Any of these securities may be offered, together or separately and in one or more series, if any, in amounts, at prices and on other terms to be determined at the time of the offering and described for you in an accompanying prospectus supplement.

These securities may be offered and sold through one or more underwriters, dealers or agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “NSM.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risks. You should consider the risk factors described in any accompanying prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December     , 2015.

We are responsible for the information contained and incorporated by reference in this prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

ABOUT THIS PROSPECTUS

This prospectus describes some of the general terms that may apply to the Debt Co-Issuers’ debt securities and Nationstar Mortgage Holdings Inc.’s common stock, preferred stock, depositary shares, and warrants. The specific terms of any securities to be offered by us will be described in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

You should read both this prospectus and any accompanying prospectus supplement, the documents incorporated by reference in this prospectus and any accompanying prospectus supplement and the additional information described under the headings “Available Information” and “Incorporation of Certain Documents by Reference” before you make your investment decision.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to “Nationstar,” the “Company,” “we,” “us” or “our” refer collectively to Nationstar Mortgage Holdings Inc. and its subsidiaries, including the Debt Co-Issuers. In the section entitled “Description of the Debt Securities,” references to “we,” “us” or “our” include only the Debt Co-Issuers and not Nationstar Mortgage Holdings Inc. or any of its other subsidiaries. In the sections entitled “Description of Common Stock,” “Description of Preferred Stock,” “Description of Depositary Shares” and “Description of Warrants,” references to “we,” “us” or “our” include only Nationstar Mortgage Holdings Inc. and not the Debt Co-Issuers or any of Nationstar Mortgage Holdings Inc.’s other subsidiaries.

AVAILABLE INFORMATION

Nationstar Mortgage Holdings Inc. is required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). The Debt Co-Issuers and the subsidiary guarantors are exempt from these information reporting requirements. You may read and copy any documents that Nationstar Mortgage Holdings Inc. files at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Nationstar Mortgage Holdings Inc.’s filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov and through NYSE, 11 Wall Street, New York, New York 10005, on which Nationstar Mortgage Holdings Inc.’s common stock is listed.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, the reference is only a summary, and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents that we file separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede information contained in or previously incorporated by reference into this prospectus. The information contained on or that can be accessed through any of our websites is not incorporated in, and is not part of, this prospectus or the registration statement. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) on or after the date of this prospectus and before the termination of the offering of the securities covered by this prospectus:

•	The Annual Report of Nationstar Mortgage Holdings Inc. on Form 10-K for the year ended December 31, 2014, as filed on February 27, 2015; and

•	The Definitive Proxy Statement of Nationstar Mortgage Holdings Inc. on Schedule 14A, as filed on April 10, 2015 (other than information in the Definitive Proxy Statement that is not specifically incorporated by reference in the Annual Report of Nationstar Mortgage Holdings Inc. on Form 10-K for the year ended December 31, 2014, as filed on February 27, 2015).

•	The Quarterly Reports of Nationstar Mortgage Holdings Inc. on Form 10-Q for the quarters ended March 31, 2015, as filed May 7, 2015; June 30, 2015, as filed August 3, 2015; and September 30, 2015, as filed November 6, 2015.

•	The current reports of Nationstar Mortgage Holdings Inc. on Form 8-K, as filed with the SEC on March 24, 2015, March 25, 2015, March 30, 2015, April 3, 2015, May 14, 2015, May 19, 2015 November 30, 2015 and December 17, 2015, in each case other than information furnished under Items 2.02 or 7.01 of Form 8-K.

You can request a copy of these filings at no cost, by writing or calling us at the following address:

Nationstar Mortgage

8950 Cypress Waters Blvd.

Coppell, Texas 75019

Telephone: (469) 549-3005

Attn: Investor Relations

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement contain and incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include, without limitation, statements concerning plans, objectives, goals, projections, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts. When used in this prospectus, any prospectus supplement or the documents incorporated by reference, the words “anticipate,” “appears,” “believe,” “foresee,” “intend,” “should,” “expect,” “estimate,” “project,” “plan,” “may,” “could,” “will,” “are likely” and similar expressions are intended to identify forward-looking statements. These statements involve predictions of our future financial condition, performance, plans and strategies, and are thus dependent on a number of factors including, without limitation, assumptions and data that may be imprecise or incorrect. Specific factors that may impact performance or other predictions of future actions have, in many but not all cases, been identified in connection with specific forward-looking statements. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances and we are under no obligation to and express disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to:

•	increase in delinquencies for the loans we service, our ability to refinance existing loans, and increases in defaults;

•	our ability to maintain our loan originations volume;

•	our ability to increase recapture voluntary prepayments related to our existing servicing portfolio;

•	our ability to maintain or grow the size of our servicing portfolio;

•	our ability to efficiently service higher risk loans;

•	our ability to successfully enter the purchase residential market;

•	our ability to successfully enhance the home buying experience;

•	the success of our customer for life initiatives;

•	delays in our ability to collect or be reimbursed for servicing advances;

•	our ability to meet certain criteria or characteristics under the indentures governing our securitized pools of loans;

•	our ability to obtain sufficient capital to meet our financing requirements;

•	changes in prevailing interest rates;

•	our exposure to adjustable rate mortgage loans and loan modifications;

•	a significant change in guidelines of government sponsored entities;

•	changes in our business relationships with Fannie Mae, Freddie Mac and Ginnie Mae;

•	changes to the nature of the guarantees of Fannie Mae and Freddie Mac and the market implications of such changes;

•	our ability to effectively develop, market, sell and implement new technology;

•	our ability to realize all the anticipated benefits of previous and potential future acquisitions;

•	increased legal and regulatory investigations and proceedings, compliance requirements and related costs;

•	modification or the licensing of entities that engage in these activities; and

•	other factors, including the other factors discussed in “Risk Factors” in the documents incorporated by reference in this prospectus.

All of the factors are difficult to predict, contain uncertainties that may materially affect actual results, and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all such factors or to assess the effect of each such new factor on our business. Although we believe that the assumptions underlying the forward-looking statements contained herein or incorporated by reference are reasonable, any of the assumptions could be inaccurate, and therefore any of these statements included herein or incorporated by reference may prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included herein or incorporated by reference, the inclusion or incorporation by reference of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. When considering these forward-looking statements, you should keep in mind the cautionary statements in this prospectus, any prospectus supplement and the documents incorporated by reference.

COMPANY OVERVIEW

We are one of the largest residential mortgage services companies in the United States, offering a broad array of servicing, origination and real estate services to financial institutions and consumers.

Our Nationstar Mortgage and Champion Mortgage brands together comprise the fourth largest residential mortgage servicing platform providing services to approximately 2.4 million customers with an outstanding principal balance in excess of $400 billion as of September 30, 2015. Whether servicing mortgages we originate or on behalf of others, our approach is a customer centric model that emphasizes borrower interaction to minimize complaints, improve loan performance and cure loan delinquencies. Our commitment is to preserve neighborhoods and communities principally through continued home ownership. We earn fees for collecting monthly mortgage payments from homeowners, processing those payments and passing them on to investors that ultimately own the mortgage.

In addition to our core servicing business, we also operate a fully integrated loan originations platform. Our originations segment comprises both the Greenlight Loans and Nationstar brands. We originate primarily conventional agency (government sponsored entities) and government-insured residential mortgage loans and, to mitigate credit risk and minimize capital requirements, typically sell these loans within approximately 30 days of funding while retaining the associated servicing rights. Our primary focus is assisting customers currently in our servicing portfolio with refinances or loans for new home purchases (“recapture”). This serves the dual purpose of increasing our origination margins by reducing marketing and other costs to acquire customers as well as replenishment of our servicing portfolio.

We also operate a suite of adjacent businesses, which provides enhanced technology and data solutions to homebuyers, home sellers, real estate agents and companies engaged in the origination and/or servicing of mortgage loans. In June 2015, we rebranded this segment as Xome (pronounced “Zome”), formerly Solutionstar, and launched the Xome real estate platform, along with related mobile applications. We believe Xome is the world’s first truly integrated, end-to-end digital platform for real estate connecting every major touch point in the transaction process from finding a home to closing the deal. The launch of the Xome platform was a significant step in the transformation of the Xome segment from a provider of refinance and default related residential mortgage services to a provider of technology and data enhanced solutions. Through our Xome platform, we intend to enhance the home buying, selling and renting experience via smart investments in innovative technology and a sharp focus on customer service to make the home transaction experience simpler, more transparent and more accessible for all market participants.

Nationstar Mortgage LLC is a Delaware limited liability company and was formed in 1994 in Denver, Colorado as Nova Credit Corporation, a Nevada corporation. In 1997, Nova Credit Corporation moved its executive offices and primary operations to Lewisville, Texas and changed its name to Centex Credit Corporation. In 2001, Centex Credit Corporation was merged into Centex Home Equity Company, LLC, a Delaware limited liability company. In 2006, FIF HE Holdings LLC (our “Initial Stockholder”) acquired all of the outstanding membership interests in Centex Home Equity Company, LLC. Centex Home Equity Company, LLC then changed its name to Nationstar Mortgage LLC. Nationstar Capital Corporation, a Delaware corporation, is a wholly-owned subsidiary of Nationstar Mortgage LLC formed solely for the purpose of being a corporate co-issuer of debt securities.

In March 2012, Nationstar Mortgage Holdings Inc. completed an initial public offering and related reorganization transactions pursuant to which all of the equity interests in Nationstar Mortgage LLC were transferred from our Initial Stockholder to two direct, wholly-owned subsidiaries of Nationstar Mortgage Holdings Inc. Trading in Nationstar Mortgage Holdings Inc.’s common stock on NYSE commenced on March 8, 2012 under the symbol “NSM.” As of the date of this prospectus, our Initial Stockholder owns approximately 61% of Nationstar Mortgage Holdings Inc.’s outstanding common stock. FIF HE Holdings LLC, in turn, is primarily owned by certain private equity funds managed by an affiliate of Fortress Investment Group LLC (“Fortress”). Fortress is a leading global investment management firm with approximately $62.1 billion in fee paying assets under management as of September 30, 2015. Fortress is headquartered in New York and has affiliates with offices in Atlanta, Dallas, Frankfurt, London, Los Angeles, New Canaan, Philadelphia, Rome, San Francisco, Shanghai, Singapore, Sydney, Hong Kong and Tokyo.

Our executive offices are located at 8950 Cypress Waters Blvd., Coppell, Texas 75019 and our telephone number is (469) 549-2000.

RISK FACTORS

Investing in our securities involves risk. See the “Risk Factors” section in any accompanying prospectus supplement and in the documents incorporated by reference herein and therein for a discussion of certain factors that you should consider before investing in our securities.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities sold for general corporate purposes. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth information regarding our ratio of earnings to fixed charges for each of the periods shown. For purposes of calculating this ratio, (i) earnings consist of income (loss) from continuing operations before provision (benefit) for income taxes and fixed charges and (ii) fixed charges consist of interest expense, which includes amortization of deferred finance charges, and imputed interest on our lease obligations. The interest component of rent was determined based on an estimate of a reasonable interest factor at the inception of the leases.

We had no outstanding shares of preferred stock for the periods shown below. Accordingly, the ratio of combined fixed charges and preference dividends to earnings is identical to the ratio of earnings to fixed charges for the periods shown below.

	Year Ended December 31,					Nine months ended September 30,
	2010	2011	2012	2013	2014	2015
Ratio of earnings to fixed charges	(1)	1.2	2.4	1.6	1.5	(1)

(1)	Earnings for the nine months ended September 30, 2015 were inadequate to cover fixed charges. The coverage deficiency was $66.6 million. Earnings for the year ended December 31, 2010 were inadequate to cover fixed charges. The coverage deficiency was $9.9 million.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, debt securities and warrants that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in a related prospectus supplement, if necessary.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms that will apply to any debt securities that we may offer pursuant to this prospectus and a related prospectus supplement. The specific terms of any offered debt securities, and the extent to which the general terms described in this section apply to these debt securities, will be described in a related prospectus supplement at the time of the offering. The prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement relating to that series of debt securities.

In this section, references to the “Company,” “we,” “us” or “our” include only the Debt Co-Issuers and not Nationstar Mortgage Holdings Inc. or any of the other subsidiaries of Nationstar Mortgage Holdings Inc. As used in this section, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness offered pursuant to this prospectus and an accompanying prospectus supplement and authenticated by the relevant trustee and delivered under the indenture.

We may issue debt securities under an indenture to be entered into between us, Wells Fargo Bank, National Association, as trustee, and Nationstar Mortgage Holdings Inc. and certain of its subsidiaries as potential guarantors, as supplemented from time to time. This indenture, as supplemented, is referred to in this prospectus as the “indenture.” We refer to Wells Fargo, National Association as the “trustee” in this prospectus. If a different trustee or a different indenture for a series of debt securities is used, those details will be provided in a prospectus supplement and the forms of any other indentures will be filed with the SEC at the time they are used.

We have summarized below the material provisions of the indenture and the debt securities, or indicated which material provisions will be described in a related prospectus supplement. For further information, you should read the indenture. The indenture is an exhibit to the registration statement of which this prospectus forms a part. The following summary is qualified in its entirety by the provisions of the indenture.

General

The debt securities that we may offer under the indenture are not limited in aggregate principal amount and may be guaranteed by Nationstar Mortgage Holdings Inc. and certain of its subsidiaries. We may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of our board of directors or a committee appointed by our board of directors or in a supplement to the indenture relating to that series.

The prospectus supplement relating to any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered and will contain the specific terms of that series. These terms may include the following:

•	the title of the series;

•	the purchase price, denomination and any limit upon the aggregate principal amount of the series;

•	the date or dates on which each of the principal of and premium, if any, on the securities of the series is payable and the method of determination thereof;

•	the rate or rates at which the securities of the series shall bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the interest payment dates on which any such interest shall be payable and the record date, if any;

•	whether and the extent to which securities of the series will be guaranteed;

•	the place or places where the principal of (and premium, if any) and interest, if any, on securities of the series shall be payable;

•	the place or places where the securities may be exchanged or transferred;

•	the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series may be redeemed, in whole or in part, at our option, if we are to have that option with respect to the applicable series;

•	our obligation, if any, to redeem or purchase securities of the series in whole or in part pursuant to any sinking fund or analogous provision or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which securities of the series are issuable;

•	if other than U.S. dollars, the currency or currencies (including currency unit or units) in which payments of principal of (and premium, if any) and interest, if any, on the securities of the series shall or may be payable, or in which the securities of the series shall be denominated, and the particular provisions applicable thereto;

•	if the payments of principal of (and premium, if any), or interest or premium, if any, on the securities of the series are to be made, at our or a holder’s election, in a currency or currencies (including currency unit or units) other than that in which such securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which such payments are to be made, the terms and conditions of such payments and the manner in which the exchange rate with respect to such payments shall be determined, and the particular provisions applicable thereto;

•	if the amount of payments of principal of (and premium, if any) and interest, if any, on the securities of the series shall be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the securities of the series are denominated or designated to be payable), the index, formula or other method by which such amounts shall be determined;

•	if other than the principal amount thereof, the portion of the principal amount of securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default or the method by which such portion shall be determined;

•	any modifications of or additions to the events of default or covenants with respect to securities of the series or any modifications of or additions to subordination provisions with respect to subordinated debt securities;

•	whether the securities of the series will be subject to legal defeasance or covenant defeasance as provided in the indenture;

•	if other than the trustee, the identity of the registrar and any paying agent; and

•	any other terms of the series.

We are not obligated to issue all debt securities of one series at the same time. Unless otherwise provided in the prospectus supplement, we may, without the consent of holders of any series of debt securities, increase the principal amount of the series by issuing additional debt securities in the future on the same terms and conditions, except for any difference in the issue price and interest accrued prior to the issue date of the additional debt securities, and with the same CUSIP number, so long as such additional debt securities constitute part of the same issue as the debt securities originally issued, for U.S. federal income tax purposes. The debt securities originally issued and any additional debt securities would rank equally and ratably and would be treated as a single series of debt securities for all purposes under the indenture.

Interest

Unless otherwise specified in the prospectus supplement, if any payment date with respect to debt securities falls on a day that is not a business day, we will make the payment on the next business day. The payment made on the next business day will be treated as though it had been made on the original payment date, and no interest will accrue on the payment for the additional period of time.

Debt Guarantees

Except as described in the prospectus supplement with respect to any series of debt securities, our debt securities will be guaranteed by Nationstar Mortgage Holdings Inc. and certain subsidiaries of Nationstar Mortgage Holdings Inc., which are referred to in this section as the “guarantors.” Any guarantees of debt securities will be direct, unconditional, unsecured and unsubordinated obligations of the respective guarantors.

If, for any reason, we do not make any required payment in respect of any guaranteed debt security when due, whether on the normal due date, on acceleration or redemption or otherwise, the guarantors with respect to the guarantees that are then in effect will cause the payment to be made to or to the order of the trustee. The holder of a guaranteed debt security will be entitled to payment under the guarantees of the guarantors without taking any action whatsoever against us.

The guarantee of a guarantor will be released automatically with respect to any series of debt securities as provided in the applicable indenture.

Ranking

The notes and the related guarantees will be our and the guarantors’ general unsecured senior indebtedness, respectively, and will:

•	rank equally in right of payment to all of our and the guarantors’ existing and future indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the notes and the guarantees;

•	rank senior in right of payment to any of our and the guarantors’ existing and future senior subordinated and subordinated indebtedness and other obligations that are, by their terms, expressly subordinated in right of payment to the notes and the guarantees; and

•	be effectively junior in right of payment to all of our and the guarantors’ existing and future senior secured indebtedness and other obligations to the extent of the value of the assets securing such indebtedness and other obligations.

Redemption

The applicable prospectus supplement will indicate whether we may redeem the debt securities prior to their maturity date. If we redeem the debt securities prior to maturity, the applicable prospectus supplement will indicate the redemption price, the method for redemption and the date or dates upon which we may redeem the debt securities.

Covenants

Except as described below or in the prospectus supplement with respect to any series of debt securities, the indenture limits our ability and the ability of our subsidiaries to:

•	incur or guarantee additional indebtedness;

•	incur liens;

•	pay dividends on or make distributions in respect of our capital stock or make other restricted payments;

•	make investments;

•	consolidate, merge, sell or otherwise dispose of certain assets; and

•	enter into transactions with our affiliates.

These covenants are subject to important exceptions, limitations and qualifications as described in the indenture and the applicable prospectus supplement.

Unless otherwise indicated in the prospectus supplement, covenants contained in the indenture will be applicable to the series of debt securities to which the prospectus supplement relates so long as any of the debt securities of that series are outstanding.

Reporting

The indenture provides that we shall furnish to the trustee all reports that Nationstar Mortgage Holdings Inc. is required to be filed with the SEC on Forms 10-Q, 10-K and 8-K. We shall also comply with the other provisions of Section 314(a) of the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act” or the “TIA”.

Consolidation, Merger and Sale of Assets

The indenture prohibits us from consolidating with or merging with or into, or selling, transferring, leasing, conveying or otherwise disposing of all or substantially all of our property or assets to, another person (including pursuant to a statutory arrangement), whether in a single transaction or series of related transactions, unless:

•	we meet certain financial ratios immediately after giving effect to such transaction;

•	we are the surviving entity or the person formed by or surviving any such consolidation or merger or to which such sale, transfer, lease, conveyance or other disposition is made is a person organized in the United States of America and expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every covenant of the indenture on our part to be performed or observed;

•	immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have happened and be continuing; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that such consolidation or transfer and a supplemental indenture, if applicable, comply with the respective indenture and that all conditions precedent provided for in the respective indenture relating to such transaction have been complied with.

Upon such a consolidation, merger, sale, transfer, lease, conveyance or other disposition, the successor person formed by the consolidation or with or into which we are merged or to which the sale, transfer, lease, conveyance or other disposition is made will succeed to, and, except in the case of lease, be substituted for, us under the indenture, and the predecessor corporation shall be released from all obligations and covenants under the indenture and the debt securities.

Events of Default

The indenture provides that if an event of default shall have occurred and be continuing with respect to any series of debt securities, then either the trustee or the holders of not less than 25% in outstanding principal amount of the debt securities of that series may declare to be due and payable immediately the outstanding principal amount of the debt securities of the affected series, together with interest, if any, accrued thereon; provided, however, that if the event of default is any of certain events of bankruptcy, insolvency or reorganization, all the debt securities, together with interest, if any, accrued thereon, will become immediately due and payable without further action or notice on the part of the trustee or the holders.

Under the indenture, an event of default with respect to the debt securities of any series is any one of the following events:

•	default for 30 days in payment when due of any interest due with respect to the debt securities of that series;

•	default in payment when due of principal (whether at stated maturity, upon redemption (if applicable), upon any required repurchase by us (if applicable) or otherwise) of or of premium, if any, on the debt securities of that series;

•	default in the observance or performance of any other covenant or agreement contained in the indenture that continues for a period of 60 days after we receive written notice specifying the default (and demanding that the default be remedied) from the trustee or the holders of at least 25% of the principal amount of securities then outstanding of that series;

•	failure to pay the principal amount at final maturity (including the acceleration of the stated final maturity) of indebtedness in an aggregate amount of $25 million or more;

•	final judgments in an aggregate amount of $25 million or more 60 days or more after such judgements became final and unappealable;

•	certain events of bankruptcy, insolvency and reorganization with respect to us, or the relevant subsidiary guarantors, if any;

•	if the debt securities of that series is guaranteed, a guarantee ceases to be in full force and effect (other than in accordance with the indenture) or any guarantor denies or disaffirms its obligations under its guarantee; and

•	any other event of default provided with respect to debt securities of that series as described in the applicable prospectus supplement.

If certain events of default shall occur and be continuing, the trustee or the holders of at least 25.0% in principal amount of the then outstanding debt securities issued under the indenture may declare the principal of and accrued interest on all the notes issued under the indenture to be due and payable by notice in writing to the Company and the trustee specifying the respective event of default and that it is a “notice of acceleration,” or the “Acceleration Notice,” and the same shall become immediately due and payable.

If certain events of default with respect to bankruptcy, insolvency and reorganization occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the then outstanding notes issued under the indenture shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

The holders of a majority in aggregate principal amount of the then outstanding notes issued under the indenture may waive any existing default or event of default under the indenture, and its consequences, except a default in the payment of the principal of or interest on any notes.

Holders of the notes may not enforce the indenture or the notes except as provided in the indenture and under the TIA. Subject to the provisions of the indenture relating to the duties of the trustee, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless such holders have offered to the trustee indemnity satisfactory to it. Subject to all provisions of the indenture and applicable law, the holders of a majority in principal amount of the then outstanding notes issued under the indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

Under the indenture, the Debt Co-Issuers are required to provide an officers’ certificate to the trustee within five business days of any default or event of default that has occurred and is continuing and, if applicable, describe such default or event of default and the status thereof.

Modification

The trustee and we may amend or supplement the indenture or the debt securities of any series without the consent of any holder to:

•	cure any mistake, ambiguity, defect or inconsistency;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities or to alter the provisions of the indenture relating to the form of the debt securities (including the related definitions) in a manner that does not materially adversely affect any holder;

•	provide for the succession of another corporation to our obligations or those of a guarantor and the assumption of any series of debt securities or the applicable guarantee by such successor, in accordance with the indenture;

•	secure our obligations in respect of the debt securities;

•	make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities and that does not adversely affect any such holder;

•	provide for the issuance of debt securities issued after the issue date set forth in the indenture, in accordance with the limitations set forth in the indenture;

•	allow any guarantor to execute a supplemental indenture and/or a guarantee with respect to the debt securities or to effect the release of any guarantor from any of its obligations under its guarantee or the indenture (to the extent permitted by the indenture);

•	comply with SEC requirements in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

•	take any other action to amend or supplement the indenture or the debt securities of any series as described in the prospectus supplement with respect to such series of debt securities.

In addition, except as described below, modifications and amendments of the indenture or the debt securities of any series may be made by the trustee and us with the consent of the holders of a majority in outstanding principal amount of the debt securities affected by such modification or amendment. In addition, subject to certain exceptions, the holders of a majority in aggregate principal amount of the outstanding debt securities affected may waive our compliance with any provision of the indenture or the debt securities. However, no such modification or amendment may, without the consent of each holder affected thereby:

•	reduce the amount of debt securities whose holders must consent to an amendment;

•	reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any debt securities;

•	reduce the principal of or change or have the effect of changing the fixed maturity of any debt securities, or change the date on which any debt securities may be subject to redemption or reduce the redemption price therefor;

•	make any debt securities payable in money other than that stated in the debt securities;

•	make any change in provisions of the indenture protecting the right of each holder to receive payment of principal of and interest on such debt security on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of debt securities issued under the indenture to waive defaults or events of default;

•	waive a default or event of default in the payment of principal of, or interest or premium, or additional interest, if any, on the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the debt securities and a waiver of the payment default that resulted from such acceleration);

•	after our obligation to purchase debt securities arises thereunder, amend, change or modify in any material respect the obligation of the Debt Co-Issuers to make and consummate a change of control offer in the event of a change of control or modify any of the provisions or definitions with respect thereto; or

•	modify or change any provision of the indenture or the related definitions affecting the ranking of the debt securities in a manner which adversely affects the holders.

Legal Defeasance and Covenant Defeasance

The Debt Co-Issuers may, at their option and at any time, elect to have their obligations discharged with respect to the debt securities. Such legal defeasance means that we shall be deemed to have paid and discharged the entire indebtedness represented by the debt securities, except for:

•	the rights of holders to receive payments in respect of the principal of, premium, if any, and interest on the debt securities when such payments are due;

•	the issuers’ obligations with respect to the debt securities concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payments;

•	the rights, powers, trusts, duties and immunities of the trustee and our obligations in connection therewith; and

•	the provisions of the indenture regarding legal defeasance.

In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain covenants that are described in the indenture and thereafter any omission to comply with such obligations shall not constitute a default or event of default with respect to the debt securities. In the event such covenant defeasance occurs, certain events (not including, bankruptcy, receivership, reorganization, rehabilitation and insolvency events) described under the “Events of Default” section in the indenture will no longer constitute an event of default with respect to the debt securities.

In order to exercise either legal defeasance or covenant defeasance:

•	we must irrevocably deposit with the trustee, in trust, for the benefit of the holders, cash or certain cash equivalents, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the debt securities on the stated date for payment thereof or on the applicable redemption date, as the case may be, and any other amounts owing under the indenture;

•	in the case of legal defeasance, we shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that, subject to customary assumptions and exclusions:

¡	we have received from, or there has been published by, the Internal Revenue Service (the “IRS”) a ruling; or

¡	since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

•	in the case of covenant defeasance, we shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that, subject to customary assumptions and exclusions, the holders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

•	no default or event of default shall have occurred and be continuing on the date of such deposit (other than default or event of default resulting from the borrowing of funds to be applied to such deposit (and the incurrence of liens associated with any such borrowings));

•	such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under the indenture or any other material agreement or instrument to which we or certain of our subsidiaries is a party or by which we or such subsidiaries is bound;

•	we shall have delivered to the trustee an officers’ certificate stating that the deposit was not made by the issuers with the intent of preferring the holders over any other creditors of ours or with the intent of defeating, hindering, delaying or defrauding any other creditors of ours or others; and

•	we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the legal defeasance or the covenant defeasance have been complied with.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a legal defeasance need not be delivered if all notes not theretofore delivered to the trustee for cancellation (x) have become due and payable or (y) will become due and payable on the maturity date within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Debt Co-Issuers.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the indenture) as to all notes when:

•	either:

¡	all the debt securities theretofore authenticated and delivered (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Debt Co-Issuers and thereafter repaid to the Debt Co-Issuers or discharged from such trust) have been delivered to the trustee for cancellation; or

¡	all debt securities not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit together with irrevocable instructions from the Debt Co-Issuers directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

•	we have paid all other sums payable by us under the indenture; and

•	the Debt Co-Issuers have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

The Trustee

The indenture provides that, except during the occurrence and continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in it by the indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

The indenture and the provisions of the TIA contain certain limitations on the rights of the trustee, should it become a creditor of the issuers, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the trustee will be permitted to engage in other transactions; provided that if the trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Form and Registration of Debt Securities

Unless otherwise specified in a related prospectus supplement, debt securities will be issued in registered form, without interest coupons, in the form of global securities, as further provided below. We will not impose a service charge in connection with any transfer or exchange of any debt security, but we may in general require payment of a sum sufficient to cover any transfer tax or similar governmental charge imposed in connection with the transfer or exchange.

Global Securities

Global securities will be deposited with the trustee as custodian for The Depository Trust Company (the “DTC”), and registered in the name of DTC or a nominee of DTC. Investors may hold their interests in a global security directly through DTC, if they are DTC participants, or indirectly through organizations that are DTC participants.

Except in the limited circumstances described below and under “— Certificated Securities,” holders of debt securities will not be entitled to receive debt securities in certificated form. Unless and until it is exchanged in whole or in part for certificated securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.

We will apply to DTC for acceptance of the global securities in its book-entry settlement system. The custodian and DTC will electronically record the principal amount of debt securities represented by global securities held within DTC. Beneficial interests in the global securities will be shown on records maintained by DTC and its direct and indirect participants. So long as DTC or its nominee is the registered owner or holder of a global security, DTC or such nominee will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the indenture and the debt securities. No owner of a beneficial interest in a global security will be able to transfer such interest except in accordance with DTC’s applicable procedures and the applicable procedures of its direct and indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limitations and requirements may impair the ability to transfer or pledge beneficial interests in a global security.

Payments of principal, premium, if any, and interest under each global security will be made to DTC or its nominee as the registered owner of such global security. We expect that DTC or its nominee, upon receipt of any such payment, will immediately credit DTC participants’ accounts with payments proportional to their respective beneficial interests in the principal amount of the relevant global security as shown on the records of DTC. We also expect that payments by DTC participants to owners of beneficial interests will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants, and none of us, the trustee, the custodian or any paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any global security or for maintaining or reviewing any records relating to such beneficial interests.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, which eliminates the need for physical movement of securities certificates.

DTC’s participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the depositary. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The ownership interest and transfer of ownership interests of each beneficial owner or purchaser of each security held by or on behalf of DTC are recorded on the records of the direct and indirect participants.

Certificated Securities

The trustee will exchange each beneficial interest in a global security for one or more certificated securities registered in the name of the owner of the beneficial interest, as identified by DTC, only if (x) DTC notifies us that it is unwilling or unable to continue as depositary for that global security or ceases to be a clearing agency registered under the Exchange Act and, in either case, we do not appoint a successor depositary within 90 days of such notice or cessation or (y) or an event of default has occurred and is continuing and the beneficial owner of the relevant debt securities has requested that its debt securities be reissued as certificated securities. We will make payments in respect of debt securities that are issued in certificated form by mailing a check to the relevant holder’s registered address.

Same-Day Settlement and Payment

We will make payments in respect of debt securities represented by global securities by wire transfer of immediately available funds to DTC or its nominee as registered owner of the global securities. We will make payments in respect of debt securities that are issued in certificated form by mailing a check to the relevant holder’s registered address.

We expect the debt securities will trade in DTC’s Same-Day Funds Settlement System, and DTC will require all permitted secondary market trading activity in the debt securities to be settled in immediately available funds. We expect that secondary trading in any certificated securities will also be settled in immediately available funds.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

Although DTC has agreed to the above procedures to facilitate transfers of interests in the global securities among DTC participants, DTC is under no obligation to perform or to continue those procedures, and those procedures may be discontinued at any time. None of us, any underwriters or the trustee will have any responsibility for the performance by DTC or its direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

We have obtained the information we describe in this prospectus concerning DTC and its book-entry system from sources that we believe to be reliable, but we do not take any responsibility for the accuracy of this information.

Governing Law

The indenture and any debt securities and guarantees will be governed by and construed in accordance with the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

DESCRIPTION OF COMMON STOCK

The following description of our common stock does not describe every aspect of our common stock and is subject, and is qualified in its entirety by reference, to all the provisions of our amended and restated certificate of incorporation and all the provisions of our amended and restated bylaws. In this section, references to the “Company,” “we,” “us” or “our” include only Nationstar Mortgage Holdings Inc. and not the Debt Co-Issuers or any of the other subsidiaries of Nationstar Mortgage Holdings Inc.

Authorized Capitalization

Our authorized capital stock, as of September 30, 2015, consists of (1) 1,000,000,000 shares of common stock, par value $0.01 per share, of which: (a) 109,826,176 shares were issued and 108,899,019 shares were outstanding and (b) 2,577,143 shares were reserved for issuance under the Nationstar Mortgage Holdings Inc.’s equity incentive plans; and (2) 300,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding.

Common Stock

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess the exclusive right to vote for the election of directors and for all other purposes. Our amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors standing for election, and the holders of the remaining shares are not able to elect any directors; provided, however, that pursuant to the stockholders agreement that we have entered into with the Initial Stockholder, we are required to take all reasonable actions within our control (including nominating as directors the individuals designated by the Initial Stockholder) so that up to a majority (or other number, depending upon the level of ownership of the Initial Stockholder) of the members of our board of directors are individuals designated by the Initial Stockholder.

Subject to any preference rights of holders of any preferred stock that we may issue in the future, holders of our common stock are entitled to receive dividends, if any, declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of holders of our preferred stock prior to distribution.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Any shares of common stock sold under this prospectus will be validly issued, fully paid and nonassessable upon issuance against full payment of the purchase price for such shares.

Preferred Stock

Our board of directors has the authority, without action by our stockholders, to issue preferred stock and to fix voting powers for each class or series of preferred stock, and to provide that any class or series may be subject to redemption, entitled to receive dividends, entitled to rights upon dissolution, or convertible or exchangeable for shares of any other class or classes of capital stock. The rights with respect to a series or class of preferred stock may be greater than the rights attached to our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock on the rights of holders of our common stock until our board of directors determines the specific rights attached to that preferred stock. The effect of issuing preferred stock could include, among other things, one or more of the following:

•	restricting dividends in respect of our common stock;

•	diluting the voting power of our common stock or providing that holders of preferred stock have the right to vote on matters as a class;

•	impairing the liquidation rights of our common stock; or

•	delaying or preventing a change of control of us.

Anti-Takeover Effects of Delaware Law, Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

The following is a summary of certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without obtaining stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Delaware Business Combination Statute

We are organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control.

Our amended and restated certificate of incorporation provides that Section 203 of the Delaware General Corporation Law (the “DGCL”), as amended, an anti-takeover law, will not apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction by which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an interested stockholder is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of voting stock.

Other Provisions of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our amended and restated certificate of incorporation provides for a staggered board of directors consisting of three classes of directors. Directors of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of our directors will be elected by our stockholders. The terms of the first, second and third classes will expire in 2016, 2017 and 2015, respectively. We believe that classification of our board of directors will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors. Additionally, there is no cumulative voting in the election of directors. This classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be believed by our stockholders to be in their best interest. In addition, our amended and restated certificate of incorporation and amended and restated bylaws provide that directors may be removed only for cause and only with the affirmative vote of at least 80% of the voting interest of stockholders entitled to vote; provided, however, that for so long as the Initial Stockholder and certain other affiliates of Fortress and permitted transferees (collectively, the “Fortress Stockholders”) beneficially own at least 40% of our issued and outstanding common stock, directors may be removed with or without cause with the affirmative vote of a majority of the voting interest of stockholders entitled to vote.

Ability of our Stockholders to Act

Our amended and restated certificate of incorporation and amended and restated bylaws do not permit our stockholders to call special stockholders meetings; provided, however, that for so long as the Fortress Stockholders beneficially own at least 25% of our issued and outstanding common stock, any stockholders that collectively beneficially own at least 25% of our issued and outstanding common stock may call special meetings of our stockholders. Written notice of any special meeting so called shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of such meeting, unless otherwise required by law.

Under our amended and restated certificate of incorporation and amended and restated bylaws, any action required or permitted to be taken at a meeting of our stockholders may be taken without a meeting by written consent of a majority of our stockholders for so long as the Fortress Stockholders beneficially own at least 25% of our issued and outstanding common stock. After the Fortress Stockholders beneficially own less than 25% of our issued and outstanding stock, only action by unanimous written consent of our stockholders can be taken without a meeting.

Our amended and restated bylaws provide that nominations of persons for election to our board of directors may be made at any annual meeting of our stockholders, or at any special meeting of our stockholders called for the purpose of electing directors, (a) by or at the direction of our board of directors or (b) by any of our stockholders. In addition to any other applicable requirements, for a nomination to be properly brought by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of Nationstar Mortgage Holdings Inc. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices (a) in the case of an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of our stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

Our amended and restated bylaws provide that no business may be transacted at any annual meeting of our stockholders, other than business that is either (a) specified in the notice of meeting given by or at the direction of our board of directors, (b) otherwise properly brought before the annual meeting by or at the direction of our board of directors, or (c) otherwise properly brought by any of our stockholders. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to our Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

Limitations on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director, except for the following (to the extent such exemption is not permitted under the DGCL):

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	intentional misconduct or a knowing violation of law;

•	liability under Delaware corporate law for an unlawful payment of dividends or an unlawful stock purchase or redemption of stock; or

•	any transaction from which the director derives an improper personal benefit.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by law. We are also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

We have entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our amended and restated certificate of incorporation against (i) any and all expenses and liabilities, including judgments, fines, penalties and amounts paid in settlement of any claim with our approval and counsel fees and disbursements, (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness, and (iii) any liabilities incurred as a result of acting on our behalf (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our amended and restated certificate of incorporation. These provisions and agreements may have the practical effect in some cases of eliminating our stockholders’ ability to collect monetary damages from our directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Corporate Opportunity

Under our amended and restated certificate of incorporation, to the extent permitted by law:

•	the Fortress Stockholders have the right to, and have no duty to abstain from, exercising such right to, engage or invest in the same or similar business as us, do business with any of our clients, customers or vendors or employ or otherwise engage any of our officers, directors or employees;

•	if the Fortress Stockholders or any of their officers, directors or employees acquire knowledge of a potential transaction that could be a corporate opportunity, they have no duty to offer such corporate opportunity to us, our stockholders or affiliates;

•	we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities; and

•	in the event that any of our directors and officers who is also a director, officer or employee of any of the Fortress Stockholders acquires knowledge of a corporate opportunity or is offered a corporate opportunity, provided that this knowledge was not acquired solely in such person’s capacity as our director or officer and such person acted in good faith, then such person is deemed to have fully satisfied such person’s fiduciary duty and is not liable to us if any of the Fortress Stockholders pursues or acquires such corporate opportunity or if such person did not present the corporate opportunity to us.

Transfer Agent and Registrar

The registrar and transfer agent for our common stock is American Stock Transfer and Trust Company, LLC.

Listing

Our common stock trades on NYSE under the symbol “NSM.”

DESCRIPTION OF PREFERRED STOCK

The following description of our preferred stock does not describe every aspect of our preferred stock and is subject, and is qualified in its entirety by reference, to all the provisions of our amended and restated certificate of incorporation and all the provisions of our amended and restated bylaws. In this section, references to the “Company,” “we,” “us” or “our” include only Nationstar Mortgage Holdings Inc. and not the Debt Co-Issuers or any of the other subsidiaries of Nationstar Mortgage Holdings Inc.

Authorized Capitalization

Our authorized capital stock, as of September 30, 2015, consists of (1) 1,000,000,000 shares of common stock, par value $0.01 per share, of which: (a) 109,826,176 shares were issued and 108,899,019 shares were outstanding and (b) 2,577,143 shares were reserved for issuance under the Nationstar Mortgage Holdings Inc.’s equity incentive plans; and (2) 300,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding.

Preferred Stock

The board of directors may provide by resolution for the issuance of preferred stock, in one or more series, and to fix the number of shares constituting those series and the designation of those series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series, as are not inconsistent with our amended and restated certificate of incorporation or any amendment thereto, and as may be permitted by the DGCL. The issuance of preferred stock could have the effect of decreasing the market price of the common stock and could adversely affect the voting and other rights of the holders of common stock.

We will include in a related prospectus supplement the terms of any series of preferred stock being offered. These terms will include some or all of the following:

•	the title of the series and the number of shares in the series, which our board may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares then outstanding;

•	the price per share at which the preferred stock will be offered;

•	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

•	the voting rights, if any, of the holders of shares of the preferred stock being offered;

•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

•	the liquidation preference per share;

•	whether and the extent to which the series will be guaranteed;

•	any listing of the preferred stock being offered on any securities exchange;

•	whether interests in the shares of the series will be represented by depositary shares;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock being offered;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution, or the winding up of our affairs;

•	any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

•	any additional rights, preferences, qualifications, limitations, and restrictions of the series.

Certain of our subsidiaries may fully and unconditionally guarantee our preferred stock, as set forth in any related prospectus supplement.

Upon issuance, the shares of preferred stock will be fully paid and nonassessable. We are not required by the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws to seek stockholder approval prior to any issuance of authorized but unissued stock and our board of directors does not currently intend to seek stockholder approval prior to any issuance of authorized but unissued stock, unless otherwise required by law or the listing requirements of NYSE. As of the date of this prospectus, our board of directors had not established any series of preferred stock, and no shares of our preferred stock are outstanding.

DESCRIPTION OF DEPOSITARY SHARES

In this section, references to the “Company,” “we,” “us” or “our” include only Nationstar Mortgage Holdings Inc. and not the Debt Co-Issuers or any of the other subsidiaries of Nationstar Mortgage Holdings Inc.

We may issue fractional interests in shares of preferred stock, rather than shares of preferred stock, with those rights and subject to the terms and conditions that we may specify in a related prospectus supplement. If we do so, we will provide for a depositary (either a bank or trust company depositary that has its principal office in the U.S.) to issue receipts for depositary shares, each of which will represent a fractional interest in a share of preferred stock. The shares of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and the depositary. The prospectus supplement will include the name and address of the depositary.

DESCRIPTION OF WARRANTS

In this section, references to the “Company,” “we,” “us” or “our” include only Nationstar Mortgage Holdings Inc. and not the Debt Co-Issuers or any of the other subsidiaries of Nationstar Mortgage Holdings Inc.

We may issue warrants, in one or more series, to purchase equity securities. Each warrant will entitle the holder to purchase for cash the amount of equity securities at the exercise price stated or determinable in the prospectus supplement for the warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in a related prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. In addition to this summary and the relevant prospectus supplement, you should refer to the detailed provisions of the specific warrant agreement for complete terms of the warrants. These terms will include some or all of the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable, if applicable;

•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

The warrants will be evidenced by warrant certificates. Unless otherwise specified in the prospectus supplement, the warrant certificates may be traded separately from the equity securities, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant does not have any of the rights of a holder of our equity securities and is not entitled to any payments on any equity securities issuable upon exercise of the warrants.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus, from time to time, in any of three ways (or in any combination):

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The manner in which we may sell some or all of the securities covered by this prospectus include, without limitation, through underwritten public offerings, privately negotiated transactions, block trades, purchase by a broker-dealer as principal, ordinary brokerage transactions, sales “at the market” to or through one or more market makers or into an existing trading market, exchange or otherwise, direct sales to purchasers, or any combination of the above, in each case, at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the related prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the related prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the related prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).

The accompanying prospectus supplement will set forth the terms of the offering of the securities covered thereby and by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the initial public offering price of the securities and the proceeds to us;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. If we use underwriters in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to customary conditions. The underwriters will be obligated to purchase all of the offered securities if they purchase any of the offered securities.

We may sell the securities through agents from time to time. The related prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the related prospectus supplement, and the related prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

        Certain persons participating in the offering of securities covered by this prospectus may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, in connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters may over-allot and may bid for, and purchase, the securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions, if commenced, may be discontinued at any time.

Agents, underwriters and other third parties described above that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, as amended, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount. We may have agreements with the agents, underwriters and those other third parties to indemnify them against specified civil liabilities, including liabilities under the Securities Act or to contribute to payments they may be required to make in respect of those liabilities. Agents, underwriters and those other third parties may engage in transactions with or perform services for us in the ordinary course of their businesses.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain United States federal income tax considerations that may be relevant to persons considering the purchase of certain debt securities covered by this prospectus. For a discussion of certain United States federal income tax considerations that may be relevant to persons considering the purchase of indexed debt securities, floating rate notes, dual currency notes or notes providing for contingent payments, please refer to the related prospectus supplement. Persons considering the purchase of common stock, preferred stock, warrants or depositary shares should also refer to the related prospectus supplement. You should consult your own tax advisors regarding the tax consequences of the purchase, ownership and disposition of any securities described in this prospectus in light of your particular facts and circumstances and any consequences arising under the laws of any state, local, foreign or other taxing jurisdiction.

This summary, which does not represent tax advice, is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. This summary deals only with debt securities that will be held as capital assets and, except where otherwise specifically stated, is addressed only to persons who purchase debt securities in the initial offering thereof. It does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks, tax-exempt entities, insurance companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold debt securities as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction or persons that have a “functional currency” other than the U.S. dollar. Prospective purchasers of debt securities should review the related prospectus supplements for summaries of special United States federal income tax considerations that may be relevant to a particular issue of debt securities. In addition, prospective purchasers should note that this summary does not address other U.S. federal tax consequences (such as estate, gift and net investment income tax consequences) or any state, local or foreign tax consequences.

As used herein, the term “United States Holder” means a beneficial owner of a debt security that is a citizen or resident of the United States, a domestic corporation or otherwise subject to U.S. federal income tax on a net income basis with respect to income from the debt security. As used herein, the term “Non-United States Holder” means a beneficial owner of a debt security that is not a United States Holder. If a partnership holds debt securities, the tax treatment of partners will generally depend upon the status of the partner and the activities of the partnership. Partners of a partnership holding debt securities should accordingly consult their own tax advisors.

United States Holders

Payments of Interest

Payments of qualified stated interest, as defined below under “Original Issue Discount,” on a debt security will be taxable to a United States Holder as ordinary interest income at the time that such payments are accrued or are received, in accordance with the United States Holder’s method of tax accounting.

If such payments of interest are made in foreign currency with respect to a debt security that is denominated in such foreign currency, the amount of interest income realized by a United States Holder that uses the cash method of tax accounting will be the U.S. dollar value of the specified currency payment based on the spot rate of exchange on the date of receipt regardless of whether the payment is in fact converted into U.S. dollars. No exchange gain or loss will be recognized with respect to the receipt of such payment (other than exchange gain or loss realized on the disposition of the foreign currency so received, see “Transactions in Foreign Currency” below). A United States Holder of debt securities that uses the cash method of tax accounting and receives a payment of interest in U.S. dollars should include in income the amount of U.S. dollars received. A United States Holder that uses the accrual method of tax accounting will accrue interest income on the foreign currency debt security in the relevant foreign currency and translate the amount accrued into U.S. dollars based on:

•	the average exchange rate in effect during the interest accrual period, or portion thereof, within such holder’s taxable year; or

•	at such holder’s election, the spot rate of exchange on (i) the last day of the accrual period, or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year, or (ii) the date of receipt, if such date is within five business days of the last day of the accrual period.

Such election must be applied consistently by the United States Holder to all debt instruments from year to year and can be changed only with the consent of the IRS. A United States Holder that uses the accrual method of tax accounting will recognize foreign currency gain or loss on the receipt of an interest payment made relating to a foreign currency debt security if the spot rate of exchange on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Such foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt securities.

Purchase, Sale and Retirement of Debt Securities

A United States Holder’s tax basis in a debt security generally will equal the cost of such debt security to such holder:

•	increased by any amounts includible in income by the holder as original issue discount (“OID”) and market discount (each as described below) and

•	reduced by any amortized premium and any payments other than payments of qualified stated interest (each as described below) made on such debt security.

In the case of a foreign currency debt security, the cost of such debt security to a United States Holder will generally be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the spot rate of exchange on that date. In the case of a foreign currency debt security that is traded on an established securities market, a United States Holder generally should determine the U.S. dollar value of the cost of such debt security by translating the amount paid in foreign currency into its U.S. dollar value at the spot rate of exchange (i) on the settlement date of the purchase in the case of a United States Holder using the cash method of tax accounting or (ii) on the trade date, in the case of a United States Holder using the accrual method of tax accounting, unless such holder elects to use the spot rate applicable to cash method United States Holders. The amount of any subsequent adjustments to a United States Holder’s tax basis in a foreign currency debt security in respect of OID, market discount and premium will be determined in the manner described under “Original Issue Discount,” “Market Discount” and “Debt Securities Purchased at a Premium” below. The conversion of U.S. dollars to another specified currency and the immediate use of such specified currency to purchase a foreign currency debt security generally will not result in any exchange gain or loss for a United States Holder.

Upon the sale, exchange, retirement or other taxable disposition (collectively, a “disposition”) of a debt security, a United States Holder generally will recognize gain or loss equal to the difference between (i) the amount realized on the disposition, less any accrued qualified stated interest, which will be taxable as ordinary income in the manner described above under “Payments of Interest,” and (ii) the United States Holder’s adjusted tax basis in such debt security. If a United States Holder receives a specified currency other than the U.S. dollar in respect of such disposition of a debt security, the amount realized will be the U.S. dollar value of the specified currency received calculated at the spot rate of exchange on the date of disposition of the debt security.

In the case of a foreign currency debt security that is traded on an established securities market, a United States Holder that receives a specified currency other than the U.S. dollar in respect of such disposition generally should determine the amount realized (as determined on the trade date) by translating that specified currency into its U.S. dollar value at the spot rate of exchange (i) on the settlement date of the disposition in the case of a United States Holder using the cash method of tax accounting or (ii) on the trade date, in the case of a United States Holder using the accrual method of tax accounting, unless such holder elects to use the spot rate applicable to cash method United States Holders. The election available to accrual basis United States Holders in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, discussed above, must be applied consistently by the United States Holder to all debt instruments from year to year and can be changed only with the consent of the IRS.

Except as discussed below in connection with foreign currency gain or loss, market discount and short-term debt securities, gain or loss recognized by a United States Holder on the disposition of a debt security will generally be long term capital gain or loss if the United States Holder’s holding period for the debt security exceeds one year at the time of such disposition.

Gain or loss recognized by a United States Holder on the disposition of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the holder held such debt security.

Transactions in Foreign Currency

Foreign currency received as interest on, or on a disposition of, a debt security will have a tax basis equal to its U.S. dollar value at the time such interest is received or at the time such proceeds are received. The amount of gain or loss recognized on a sale or other disposition of such foreign currency will be equal to the difference between (i) the amount of U.S. dollars, or the fair market value in U.S. dollars of the other property received in such sale or other disposition, and (ii) the United States Holder’s tax basis in such foreign currency.

A United States Holder that purchases a debt security with previously owned foreign currency will generally recognize gain or loss in an amount equal to the difference, if any, between such holder’s tax basis in such foreign currency and the U.S. dollar fair market value of such debt security on the date of purchase. Any such gain or loss generally will be ordinary income or loss and will not be treated as interest income or expense. The conversion of U.S. dollars to foreign currency and the immediate use of such currency to purchase a debt security generally will not result in any exchange gain or loss for a United States Holder.

Original Issue Discount

In General

Debt securities with a term greater than one year may be issued with OID for United States federal income tax purposes. Such debt securities are called OID debt securities in this prospectus. United States Holders generally must accrue OID in gross income over the term of the OID debt securities on a constant yield basis, regardless of their regular method of tax accounting. As a result, United States Holders generally will recognize taxable income in respect of an OID debt security in advance of the receipt of cash attributable to such income.

A debt security will generally be considered to be issued with OID if the stated redemption price at maturity of the debt security exceeds its issue price by at least a de minimis amount (generally 0.25% of the debt security’s stated redemption price at maturity multiplied by the number of complete years to maturity). A debt security may also be considered to be issued with OID if it has particular interest payment characteristics, such as interest holidays, interest payable in additional securities or stepped interest. For this purpose, the issue price of a debt security is the first price at which a substantial amount of debt securities is sold for cash, other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The stated redemption price at maturity of a debt security is the sum of all payments due under the debt security, other than payments of qualified stated interest. The term qualified stated interest generally means stated interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually during the entire term of the OID debt security at a single fixed rate of interest or, under particular conditions, based on one or more interest indices.

For each taxable year of a United States Holder, the amount of OID that must be included in gross income in respect of an OID debt security will be the sum of the daily portions of OID for each day during such taxable year or any portion of such taxable year in which such a United States Holder held the OID debt security. Such daily portions are determined by allocating to each day in an accrual period a pro rata portion of the OID allocable to that accrual period. Accrual periods may be of any length and may vary in length over the term of an OID debt security. However, accrual periods may not be longer than one year and each scheduled payment of principal or interest must occur on the first day or the final day of a period.

The amount of OID allocable to any accrual period generally will equal (i) the product of the OID debt security’s adjusted issue price at the beginning of such accrual period multiplied by its yield to maturity (as adjusted to take into account the length of such accrual period), less (ii) the amount, if any, of qualified stated interest allocable to that accrual period. The adjusted issue price of an OID debt security at the beginning of any accrual period will equal the issue price of the OID debt security, as defined above, (i) increased by previously accrued OID from prior accrual periods, and (ii) reduced by any payment made on such debt security, other than payments of qualified stated interest, on or before the first day of the accrual period. The yield to maturity of an OID debt security is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the OID debt security to equal the issue price. In the case of an OID debt security that is a floating rate debt security, both the yield to maturity and the qualified stated interest will be determined for these purposes as though the OID debt security will bear interest in all periods at a fixed rate generally equal to the value, as of the issue date, of the floating interest rate on the OID debt security or, in the case of some floating rate debt securities, the rate that reflects the yield that is reasonably expected for the OID debt security. (Additional rules may apply if interest on a floating rate debt security is based on more than one interest index.)

Foreign Currency Debt Securities

In the case of an OID debt security that is also a foreign currency debt security, a United States Holder should determine the U.S. dollar amount includible in income as OID for each accrual period by

•	calculating the amount of OID allocable to each accrual period in the specified currency using the constant-yield method described above and

•	translating the amount of the specified currency so derived at the average exchange rate in effect during that accrual period, or portion of such accrual period within a United States Holder’s taxable year, or, at the United States Holder’s election (as described above under “Payments of Interest”), at the spot rate of exchange on (i) the last day of the accrual period, or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year, or (ii) on the date of receipt, if such date is within five business days of the last day of the accrual period.

All payments on an OID debt security, other than payments of qualified stated interest, will generally be viewed first as payments of previously accrued OID, to the extent thereof, with payments attributed first to the earliest accrued OID, and then as payments of principal. Upon the receipt of an amount attributable to OID, whether in connection with a payment of an amount that is not qualified stated interest or the disposition of the OID debt security, a United States Holder will recognize ordinary income or loss measured by the difference between (i) the amount received and (ii) the amount accrued. The amount received will be translated into U.S. dollars at the spot rate of exchange on the date of receipt or on the date of disposition of the OID debt security. The amount accrued will be determined by using the spot rate of exchange applicable to such previous accrual.

Acquisition Premium

A United States Holder that purchases an OID debt security for an amount less than or equal to the remaining redemption amount, but in excess of the OID debt security’s adjusted issue price, generally is permitted to reduce the daily portions of OID by a fraction, the numerator of which is the excess of the United States Holder’s adjusted tax basis in the OID debt security immediately after its purchase over the OID debt security’s adjusted issue price, and the denominator of which is the excess of the remaining redemption amount over the OID debt security’s adjusted issue price. For purposes of this prospectus, “remaining redemption amount” means the sum of all amounts payable on an OID debt security after the purchase date other than payments of qualified stated interest.

The debt securities may have special redemption, repayment or interest rate reset features, as indicated in the related prospectus supplement. Debt securities containing such features, in particular OID debt securities, may be subject to special rules that differ from the general rules discussed above. Accordingly, purchasers of debt securities with such features should carefully examine the applicable supplement, and should consult their tax advisors relating to such debt securities.

Market Discount

If a United States Holder purchases a debt security, other than a short-term debt security (as defined below), for an amount that is less than the debt security’s stated redemption price at maturity or, in the case of an OID debt security, for an amount that is less than the debt security’s adjusted issue price, by at least 0.25% of its remaining redemption amount (or adjusted issue price) multiplied by the number of remaining whole number of years to maturity, the debt security will be considered to have market discount. Any gain recognized by the United States Holder on the disposition of debt securities having market discount generally will be treated as ordinary income to the extent of the market discount that accrued on the debt security while held by such United States Holder.

Alternatively, the United States Holder may elect to include market discount in income currently over the life of the debt security. Such an election will apply to market discount debt securities acquired by the United States Holder on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS. Market discount will accrue on a straight-line basis unless the United States Holder elects to accrue the market discount on a constant-yield method. Such an election will apply to the debt security to which it is made and is irrevocable. Unless the United States Holder elects to include market discount in income on a current basis, as described above, the United States Holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security.

Market discount on a foreign currency debt security will be accrued by a United States Holder in the specified currency. The amount includible in income by a United States Holder in respect of such accrued market discount will be the U.S. dollar value of the amount accrued. This is generally calculated at the spot rate of exchange on the date that the debt security is disposed of by the United States Holder. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period or portion of such accrual period within the United States Holder’s taxable year.

Short-Term Debt Securities

The rules set forth above also will generally apply to debt securities having maturities of not more than one year from the date of issuance. Those debt securities are called short-term debt securities in this prospectus. Modifications apply to the general rules discussed above.

First, none of the interest on a short-term debt security is treated as qualified stated interest but instead is treated as part of the short-term debt security’s stated redemption price at maturity, thereby giving rise to OID. Thus, all short-term debt securities will be OID debt securities. OID will be treated as accruing on a short-term debt security ratably, or at the election of a United States Holder, under a constant yield method.

Second, a United States Holder of a short-term debt security that uses the cash method of tax accounting will generally not be required to include OID in respect of the short-term debt security in income on a current basis. Such a United States Holder may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. In addition, such a United States Holder will be required to treat any gain realized on a disposition of the debt security as ordinary income to the extent of the holder’s accrued OID on the debt security, and short-term capital gain to the extent the gain exceeds accrued OID. A United States Holder of a short-term debt security using the cash method of tax accounting may, however, elect to accrue OID into income on a current basis. In such case, the limitation on the deductibility of interest described above will not apply. A United States Holder using the accrual method of tax accounting and some cash method holders generally will be required to include OID on a short-term debt security in income on a current basis.

A United States Holder using the accrual method of tax accounting and some cash method holders (including banks, securities dealers, regulated investment companies and common trust funds) generally will be required to include OID on a short-term debt security in income on a current basis. Alternatively, any United States Holder of a short-term debt security can elect to accrue the acquisition discount, if any, on the debt security on a current basis. If such an election is made, the OID rules will not apply to the debt security. Acquisition discount is the excess of the debt security’s stated redemption price at maturity over the holder’s purchase price for the debt security. Acquisition discount will be treated as accruing ratably or, at the election of the United States Holder, under a constant-yield method based on daily compounding.

As described above, the debt securities may have special redemption features. These features may affect the determination of whether a debt security has a maturity of not more than one year and thus is a short-term debt security. Purchasers of debt securities with such features should carefully examine the applicable supplement, and should consult their tax advisors in relation to such features.

Debt Securities Purchased at a Premium

A United States Holder that purchases a debt security for an amount in excess of the remaining redemption amount will be considered to have purchased the debt security at a premium and the OID rules will not apply to such holder. Such holder may elect to amortize such premium, as an offset to interest income, using a constant-yield method, over the remaining term of the debt security. Such election, once made, generally applies to all debt instruments held by the United States Holder at the beginning of the first taxable year to which the election applies and to all debt instruments subsequently acquired by the United States Holder. Such election may be revoked only with the consent of the IRS. A United States Holder that elects to amortize such premium must reduce its tax basis in a debt security by the amount of the premium amortized during its holding period. For a United States Holder that does not elect to amortize bond premium, the amount of such premium will be included in the United States Holder’s tax basis when the debt security matures or is disposed of by the United States Holder. Therefore, a United States Holder that does not elect to amortize premium and holds the debt security to maturity will generally be required to treat the premium as capital loss when the debt security matures.

Amortizable bond premium in respect of a foreign currency debt security will be computed in the specified currency and will reduce interest income in the specified currency. At the time amortized bond premium offsets interest income, exchange gain or loss, which will be taxable as ordinary income or loss, will be realized on the amortized bond premium on such debt security based on the difference between (i) the spot rate of exchange on the date or dates such premium is recovered through interest payments on the debt security and (ii) the spot rate of exchange on the date on which the United States Holder acquired the debt security. See “Original Issue Discount — Acquisition Premium” above for a discussion of the treatment of a debt security purchased for an amount less than or equal to the remaining redemption amount but in excess of the debt security’s adjusted issue price.

Information Reporting and Backup Withholding

Information returns may be required to be filed with the IRS relating to payments made to a United States Holder that is not a corporation or other exempt recipient. In addition, United States Holders may be subject to a backup withholding tax on such payments if they do not provide a correct taxpayer identification number, fail to certify that they are not subject to backup withholding, or otherwise fail to comply with applicable backup withholding rules. United States Holders may also be subject to information reporting and backup withholding with respect to the proceeds from a disposition of the debt securities. Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States Holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-United States Holders

Under current United States federal income tax law, except as otherwise indicated below with respect to backup withholding and under “Additional Withholding Requirements”:

•	withholding of United States federal income tax will not apply to a payment on a debt security to a non-United States Holder, provided that,

(1)	the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote and is not a controlled foreign corporation related to us (actually or constructively) through stock ownership;

(2)	the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a non-United States Holder in compliance with applicable requirements; and

(3)	neither we nor our paying agent has actual knowledge or reason to know that the beneficial owner of the debt security is a United States Holder.

•	withholding of United States federal income tax will generally not apply to any gain realized on the disposition of a debt security.

Any gain realized on the disposition of a debt security generally will not be subject to United States federal income tax unless the non-United States Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

In general, backup withholding and information reporting will not apply to a payment of interest on a debt security to a non-United States Holder, or to proceeds from the disposition of a debt security by a non-United States Holder, in each case, if the holder certifies under penalties of perjury that it is a non-United States Holder and neither we nor our paying agent has actual knowledge, or reason to know, to the contrary. Any amounts withheld under the backup withholding rules will be refunded or credited against the non-United States Holder’s United States federal income tax liability provided the required information is timely furnished to the IRS. In certain circumstances, if a debt security is not held through a qualified intermediary, the amount of payments made on such debt security, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

Additional Withholding Requirements

The Foreign Account Tax Compliance provisions of the United States Hiring Incentives to Restore Employment Act (“FATCA”) will generally impose a withholding tax of 30% on payments of U.S. source interest on (and, after December 31, 2016, the gross proceeds from a disposition of) debt securities made to certain foreign entities if the holder of such debt securities (i) is, or holds its notes through, a foreign financial institution that has not entered into an agreement with the U.S. government to report certain information regarding accounts with or interests in the institution held by certain United States persons and by certain non-U.S. entities that are wholly or partially owned by United States persons, or (ii) fails to provide certain documentation containing information about its identity, its

FATCA status, and if required, its direct and indirect U.S. owners. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Investors are encouraged to consult with their own tax advisors regarding FATCA as they apply to their investment in debt securities.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of those securities will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York and Greenberg Traurig, P.A., Miami, Florida, as more particularly set forth in the applicable opinions.

EXPERTS

The consolidated financial statements of Nationstar Mortgage Holdings Inc. appearing in Nationstar Mortgage Holdings Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2014 and the effectiveness of Nationstar Mortgage Holdings Inc.’s internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses relating to the registration of the securities, as set forth in the following table, will be borne by the registrant. All of the expenses set forth below, except for the Securities and Exchange Commission Registration Fee, are estimates.

Securities and Exchange Commission Registration Fee	$108,472.09
Legal Fees and Expenses	(1)
Accounting Fees and Expenses	(1)
Printing Expenses	(1)
Blue Sky Fees and Expenses	(1)
Trustee, Transfer Agent, and Registrar Fees and Expenses	(1)
Rating Agency Fees and Expenses	(1)
Miscellaneous	(1)
Total	$(1)

(1)	An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

(a) Nationstar Mortgage Holdings Inc.; Nationstar Capital Corporation; Nationstar 2009 Equity Corporation; Veripro Solutions Inc. (each a Delaware corporation and, collectively referred to herein as the “Delaware Corporations”)

Subsection (a) of Section 145 of the “DGCL”, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for these actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to these actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Article VII of By-laws of Nationstar Capital Corporation provides that it shall indemnify each person who is or was an officer or director to the fullest extent permitted by Certificate of Incorporation, which in turn provides in Article IV that the Corporation shall, to the fullest extent permitted by DGCL, indemnify any director or officer against any expenses, liabilities or other matter referred to in Section 145 of DGCL.

Article VII of By-laws of Nationstar 2009 Equity Corporation provides that it shall indemnify each person who is or was an officer or director to the fullest extent permitted by Certificate of Incorporation, which in turn provides in Article IV that the Corporation shall, to the fullest extent permitted by DGCL, indemnify any director or officer against any expenses, liabilities or other matter referred to in Section 145 of DGCL.

Article VIII of By-laws of Nationstar Mortgage Holdings Inc. provides that, subject to certain limitations and authorization requirements, the Corporation shall indemnify and hold harmless to the fullest extent authorized by Delaware law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving in such official capacity, against expenses (including attorneys’ fees), liability, loss, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful; the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving in such official capacity, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Directors and officers are not entitled to indemnification by the Corporation in proceedings initiated by such person as a plaintiff, unless the proceeding was authorized by the Board of Directors. The indemnification provided for in the bylaws is expressly not exclusive of all other rights to which the person may be entitled.

Article VIII of By-laws of Nationstar Mortgage Holdings Inc. also provide that the Corporation may purchase and maintain insurance at its expense on behalf of any person who is or was a director or officer for the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability. The Corporation may also, subject to applicable law and to the extent authorized by its board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred to directors and officers of the Corporation.

In addition, Nationstar Mortgage Holdings Inc. entered into separate indemnification agreements with its directors and officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and the Corporation’s amended and restated certificate of incorporation and amended and restated bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Corporation if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Corporation’s amended and restated certificate of incorporation and amended and restated bylaws.

Both Article VII of Certificate of Incorporation and Article VIII of By-laws of Veripro Solutions Inc. provide that the Corporation shall, to the fullest extent permitted by Section 145 of DGCL, indemnify any director, officer against expenses (including attorney’s fees), judgments, fines, amounts paid in settlements and/or other matters referred to in or covered by Section 145 of DGCL.

(b) Nationstar Mortgage LLC; Centex Land Vista Ridge Lewisville III General Partner, LLC; Harwood Service Company, LLC; HomeSelect Settlement Solutions, LLC; Nationstar Sub1 LLC; Nationstar Sub2 LLC (each a Delaware limited liability company and, collectively referred to herein as the “LLCs”)

The LLCs are each empowered by Section 18-108 of the Delaware Limited Liability Company Act to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 19 of Third Amended and Restated Limited Liability Company Agreement of Nationstar Mortgage LLC provides that officers and directors shall be entitled, to the fullest extent permitted by law, to indemnification from the Company for any liability, loss, damage or claim arises out of any action or inaction of an officer or director, which indemnification shall only be available, except in cases of fraud, gross negligence, or willful misconduct.

Centex Land Vista Ridge Lewisville III General Partner, LLC’s Certificate of Formation and Limited Liability Company Agreement are silent on indemnification provisions.

Harwood Service Company, LLC’s Certificate of Formation and Limited Liability Company Agreement are silent on indemnification provisions.

HomeSelect Settlement Solutions, LLC’s Certificate of Formation and Limited Liability Company Agreement are silent on indemnification provisions.

Nationstar Sub1 LLC’s Certificate of Formation and Limited Liability Company Agreement are silent on indemnification provisions.

Nationstar Sub2 LLC’s Certificate of Formation and Limited Liability Company Agreement are silent on indemnification provisions.

Nationstar Mortgage LLC maintains insurance on behalf of its members, managers and officers, insuring them against any liability asserted against them in their capacities as members, managers and officers or arising out of such status.

(c) Centex Land Vista Ridge Lewisville III, L.P. (a Delaware limited partnership and referred to herein as the “Delaware LP”)

The Delaware LP is empowered by Section 17-108 of the Delaware Revised Uniform Limited Partnership Act, subject to the limitations in the partnership agreement, to indemnify and hold harmless any person against any and all claims and demands.

The Section 5.4 of the Agreement of Limited Partnership of the Delaware LP provides that the Partnership shall indemnify and hold harmless the General Partner, any such Affiliates, and any Specified Agents against losses, damages, expenses (including attorney’s fees), judgments and amounts paid in settlement actually and reasonably incurred by or in connection with such claim, action, suit or processing, except in cases of bad faith, willful misconduct or fraud.

(d) Harwood Insurance Services, LLC (a California Limited Liability Company and referred to herein as the “California LLC”)

Under Section 17153 of the California Limited Liability Company Act, except for a breach of duty, the articles of organization or written operating agreement of a limited liability company may provide for indemnification of any person, including, without limitation, any manager, member, officer, employee or agent of the limited liability company, against judgments, settlements, penalties, fines or expenses of any kind incurred as a result of acting in that capacity. A limited liability company shall have the power to purchase and maintain insurance on behalf of any manager, member, officer, employee or agent of the limited liability company against any liability asserted against on incurred by the person in that capacity or arising out of the person’s status as a manager, member, officer, employee or agent of the limited liability company.

The California LLC’s Articles of Organization and Limited Liability Company Agreement are silent on indemnification provisions.

(e) Harwood Service Company Of Georgia, LLC (a Georgia Limited Liability Company and referred to herein as the “Georgia LLC”)

Section 14-11-306 of the Georgia Limited Liability Company Act provides that subject to the standards and restrictions, if any, set forth in the article of organization or written operating agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever arising in connection with the limited liability company; provided that a limited liability company shall not have the power to indemnify any member or manager for (i) for his or her intentional misconduct or knowing violation of the law or (ii) for any transaction for which the person received a personal benefit in violation of any provision of a written operating agreement.

The Georgia LLC’s Articles of Organization and Limited Liability Company Agreement are silent on indemnification provisions.

(f) Harwood Service Company of New Jersey, LLC (a New Jersey Limited Liability Company and referred to herein as the “New Jersey LLC”)

Section 42:2B-10 of the New Jersey Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in a limited liability company’s operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The New Jersey LLC’s Articles of Organization and Limited Liability Company Agreement are silent on indemnification provisions.

(g) Nationstar Equity Corporation (a Nevada Corporation and referred to herein as the “Nevada Corporation”)

Chapter 78 of the Nevada Revised Statutes allows directors and officers to be indemnified against liabilities they may incur while serving in such capacities. Under the applicable statutory provisions, the registrant may indemnify its directors or officers who were or are a party or are threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that they are or were directors or officers of the corporation, or are or were serving at the request of the corporation as directors or officers of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by them in connection with the action, suit, or proceeding, unless it is ultimately determined by a court of competent jurisdiction that they breached their fiduciary duties by intentional misconduct, fraud, or a knowing violation of law or did not act in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In addition, the applicable statutory provisions mandate that the registrant indemnify its directors and officers who have been successful on the merits or otherwise in defense of any action, suit, or proceeding against expenses, including attorneys’ fees, actually and reasonably incurred by them in connection with the defense. The registrant will advance expenses incurred by directors or officers in defending any such action, suit, or proceeding upon receipt of written confirmation from such officers or directors that they have met certain standards of conduct and an undertaking by or on behalf of such officers or directors to repay such advances if it is ultimately determined that they are not entitled to indemnification by the registrant.

Article VI of the By-laws of the Nevada Corporation provides that the Corporation shall indemnify directors and officers who was or is a party or is a threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to be the best interests of the Corporation.

Item 16.	EXHIBITS.

A list of exhibits filed with the registration statement on Form S-3 is set forth in the Exhibit Index and is incorporated into this Item 16 by reference.

Item 17.	UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coppell, State of Texas, on December 30, 2015.

NATIONSTAR MORTGAGE LLC

By:	/s/ Robert D. Stiles
Robert D. Stiles
Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coppell, State of Texas, on December 30, 2015.

NATIONSTAR CAPITAL CORPORATION

By:	/s/ Robert D. Stiles
Robert D. Stiles Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coppell, State of Texas, on December 30, 2015.

CENTEX LAND VISTA RIDGE LEWISVILLE III GENERAL PARTNER, LLC

By:	/s/ Robert D. Stiles
Robert D. Stiles
Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coppell, State of Texas, on December 30, 2015.

CENTEX LAND VISTA RIDGE LEWISVILLE III, L.P.

By:	CENTEX LAND VISTA RIDGE LEWISVILLE III GENERAL PARTNER, LLC, its General Partner

	By:	/s/ Robert D. Stiles
Robert D. Stiles
Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coppell, State of Texas, on December 30, 2015.

HARWOOD SERVICE COMPANY, LLC

By:	NATIONSTAR MORTGAGE LLC its Sole Member

	By:	/s/ Robert D. Stiles
Robert D. Stiles
Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coppell, State of Texas, on December 30, 2015.

HARWOOD INSURANCE SERVICES, LLC

By:	NATIONSTAR MORTGAGE LLC its Sole Member

	By:	/s/ Robert D. Stiles
Robert D. Stiles
Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coppell, State of Texas, on December 30, 2015.

HARWOOD SERVICE COMPANY OF GEORGIA, LLC

By:	NATIONSTAR MORTGAGE LLC its Sole Member

	By:	/s/ Robert D. Stiles
Robert D. Stiles
Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coppell, State of Texas, on December 30, 2015.

HARWOOD SERVICE COMPANY OF NEW JERSEY, LLC

By:	NATIONSTAR MORTGAGE LLC its Sole Member

	By:	/s/ Robert D. Stiles
Robert D. Stiles
Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coppell, State of Texas, on December 30, 2015.

HOMESELECT SETTLEMENT SOLUTIONS, LLC

By:	/s/ Robert D. Stiles
Robert D. Stiles
Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coppell, State of Texas, on December 30, 2015.

NATIONSTAR 2009 EQUITY CORPORATION

By:	/s/ Robert D. Stiles
Robert D. Stiles
Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coppell, State of Texas, on December 30, 2015.

NATIONSTAR EQUITY CORPORATION

By:	/s/ Robert D. Stiles
Robert D. Stiles
Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coppell, State of Texas, on December 30, 2015.

NATIONSTAR MORTGAGE HOLDINGS INC.

By:	/s/ Robert D. Stiles
Robert D. Stiles
Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coppell, State of Texas, on December 30, 2015.

NATIONSTAR SUB1 LLC

By:	/s/ Robert D. Stiles
Robert D. Stiles
Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coppell, State of Texas, on December 30, 2015.

NATIONSTAR SUB2 LLC

By:	/s/ Robert D. Stiles
Robert D. Stiles
Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coppell, State of Texas, on December 30, 2015.

VERIPRO SOLUTIONS INC.

By:	/s/ Robert D. Stiles
Robert D. Stiles
Chief Financial Officer

EXHIBIT INDEX

		Incorporated By Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed or Furnished Herewith

1.1*	Form of Underwriting Agreement (Common Stock)

1.2*	Form of Underwriting Agreement (Preferred Stock)

1.3*	Form of Underwriting Agreement (Depository Shares)

1.4*	Form of Underwriting Agreement (Warrants)

1.5*	Form of Underwriting Agreement (Debt Securities)

2.1	Master Pre-IPO Restructuring Agreement, dated as of February 17, 2012, by and among FIF HE Holdings LLC, Nationstar Mortgage Holdings Inc., Nationstar Mortgage LLC and the other parties thereto	S-1/A	001-35449	2.1	2/24/2012

2.2#	Mortgage Servicing Rights Purchase and Sale Agreement, dated as of January 6, 2013, between Nationstar Mortgage LLC and Bank of America, National Association	8-K	001-35449	2.1	1/10/2013

2.3#	Acquisition Agreement, dated as of May 6, 2013, by and among Greenlight Financial Services, Joann Pham and Nationstar Mortgage LLC	8-K	001-35449	2.1	5/9/2013

2.4#	Master Servicing Rights Purchase Agreement, dated as of December 17, 2013 between Nationstar Mortgage LLC and Advance Purchaser LLC	8-K	001-35449	2.1	12/23/2013

2.5#	Sale Supplement (Shuttle 1), dated as of December 17, 2013, between Nationstar Mortgage LLC and Advance Purchaser LLC	8-K	001-35449	2.2	12/23/2013

2.6#	Sale Supplement (Shuttle 2), dated as of December 17, 2013, between Nationstar Mortgage LLC and Advance Purchaser LLC	8-K	001-35449	2.3	12/23/2013

2.7#	Sale Supplement (First Tennessee), dated as of December 17, 2013, between Nationstar Mortgage LLC and Advance Purchaser LLC	8-K	001-35449	2.4	12/23/2013

4.1	Form of Certificate of Nationstar Mortgage Holdings Inc. Common Stock	S-1	333-174246	4.8	2/24/2012

4.2*	Form of Certificate of Designation of Preferred Stock

4.3*	Form of Certificate of Nationstar Mortgage Holdings Inc. Preferred Stock

4.4*	Form of Depository Share Agreement

4.5*	Form of Depository Certificate

4.6	Form of Indenture by and among Nationstar Mortgage LLC, Nationstar Capital Corporation, the guarantors thereto and Wells Fargo Bank, National Association, as trustee	S-3	333-202397	4.6	2/27/2015

4.7	Form of Debt Security (included in Exhibit 4.6)	S-3	333-202397	4.6	2/27/2015

4.8*	Form of Warrant Agreement

4.9*	Form of Warrant Certificate

4.10	Amended and Restated Certificate of Incorporation of Nationstar Mortgage Holdings Inc.	S-1/A	333-174246	3.1	2/24/2012

4.11	Amended and Restated Bylaws of Nationstar Mortgage Holdings Inc.	S-1/A	333-174246	3.2	2/24/2012

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP	S-3	333-202397	5.1	2/27/2015

5.2	Opinion of Greenberg Traurig, P.A.	S-3	333-202397	5.2	2/27/2015

12.1	Computation of Ratio of Earnings to Fixed Charges					X

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm					X

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1)	S-3	333-202397	5.1	2/27/2015

23.3	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.2)	S-3	333-202397	5.2	2/27/2015

24.1	Power of Attorney (included on signature pages)	S-3	333-202397	2/27/2015

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association	S-3	333-202397	2/27/2015

*	To be filed by post-effective amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
#	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant hereby undertakes to furnish supplementally a copy of any referenced schedule to the SEC upon request.